                                                                                        Exhibit 99
[Logo]

FOR IMMEDIATE RELEASE

September 19, 2007

Company:	Dominion

Contacts:
Media:	Ryan Frazier, 804-819-2521, C.Ryan.Frazier@dom.com Mark Lazenby, 804-819-2042, Mark.Lazenby@dom.com
Analysts:	Greg Snyder, 804-819-2383, James.Gregory.Snyder@dom.com

DOMINION COMPLETES SALE OF PARTIALLY
COMPLETED OHIO GENERATING UNIT

RICHMOND, Va. – Dominion (NYSE: D) announced today that it has sold its Dresden Energy electric generation facility to AEP Generating Company, a subsidiary of American Electric Power (NYSE: AEP), for approximately $85 million.

Dresden is a partially completed 580-megawatt combined-cycle, gas-powered generating unit in Muskingum County, Ohio.

Dominion is one of the nation's largest producers of energy, with a portfolio of more than 26,500 megawatts of generation and 7,800 miles of natural gas transmission pipeline. Dominion also owns and operates the nation's largest underground natural gas storage system with about 960 billion cubic feet of storage capacity and serves retail energy customers in 11 states. For more information about Dominion, visit the company's Web site at http://www.dom.com.

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